UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 16, 2022
OPKO Health, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33528	75-2402409
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4400 Biscayne Blvd.	Miami,	Florida	33137
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s telephone number, including area code: (305) 575-4100

Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	OPK	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 16, 2022, Dr. Jon R. Cohen, retired from his positions as Senior Vice President of OPKO Health, Inc., a Delaware corporation (the “Company”), and Executive Chairman and Chief Executive Officer of BioReference Health, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (formerly BioReference Laboratories, Inc.) (“BioReference”). Concurrently, Dr. Cohen retired from service on the Company’s Board of Directors. Dr. Cohen’s retirement from the Board was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Dr. Cohen will remain employed as an advisor to BioReference through December 31, 2022, following which time, Dr. Cohen will continue as a consultant to BioReference through August 2023.
In connection with Dr. Cohen’s retirement, on August 16, 2022, the Company and BioReference entered into a Severance Agreement and General Release with Dr. Cohen (the “Severance Agreement”), pursuant to which Dr. Cohen resigned from his positions as Executive Chairman and Chief Executive Officer of BioReference and as Senior Vice President and as a director of the Company. Pursuant to the Severance Agreement, Dr. Cohen is entitled to (i) an aggregate sum of $1,000,000, which consists of severance following the Separation Date and an adjustment in his salary through the Separation Date and (ii) full acceleration and vesting of all of his outstanding unvested stock options as of the separation date of December 31, 2022 (“Separation Date”). Pursuant to the Severance Agreement, Dr. Cohen and the Company have agreed to enter into a consulting agreement, pursuant to which Dr. Cohen will provide certain consulting services to the Company through August 2023. Subject to certain exceptions and limitations, the Severance Agreement includes a general release of claims by Dr. Cohen in favor of the Company, BioReference and certain related persons and parties, as well as customary confidentiality, non-solicitation and non-disparagement provisions. The Severance Agreement also contains customary representations, warranties and covenants of Dr. Cohen.
The foregoing description of the Severance Agreement is only a summary and is qualified in its entirety by reference to the full text of such agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference in this Item 5.02.

ITEM 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1*	Severance Agreement and General Release, dated August 16, 2022, by and among OPKO Health, Inc., BioReference Health, LLC and Jon R. Cohen, M.D.

104	Cover Page Interactive Data File-the cover page XBRL tags are embedded within the Inline XBRL document
____________________

*Management contract or compensation plan or arrangement.

Exhibit Index

Exhibit No.	Description

10.1*	Severance Agreement and General Release, dated August 16, 2022, by and among OPKO Health, Inc., BioReference Health, LLC and Jon R. Cohen, M.D.

____________________

*Management contract or compensation plan or arrangement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPKO Health, Inc.

	By:	/s/ Steven D. Rubin
Date: August 16, 2022	Name:	Steven D. Rubin
	Title:	Executive Vice President-Administration